Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made as of _________, 2007 by and between Odyne Corporation (“Odyne Delaware”) ), a Delaware corporation having its chief executive office located at 89 Cabot Drive, Suite L, Hauppauge, New York 11788, Odyne Corporation, a New York corporation and wholly owned subsidiary of Odyne Delaware, having its chief executive office located at 89 Cabot Drive, Suite L, Hauppauge, New York 11788 (“Odyne New York”)(Odyne Delaware and Odyne New York are hereinafter collectively referred to as the “Debtor”), the subscribers listed on Schedule A and the signature page hereto (collectively, the “Subscribers”) and ______________ (the “Secured Party”), as collateral agent for the Subscribers who are holders of certain 10% Senior Secured Convertible Debentures of the Debtor (the “Debentures”) and any subsequent holder(s) of the Debentures assigned in accordance with terms of the Debentures. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Subscription Agreement (as defined below).

WITNESSETH:

WHEREAS, concurrently with the execution of this Agreement, Odyne Delaware executed that certain Securities Subscription Agreement (the “Subscription Agreement”) pursuant to which Odyne Delaware shall issue Debentures in an aggregate principal amount of up to $3,500,000 (the “Loan”); and

WHEREAS, in order to induce the Subscribers to make the Loan evidenced by the Debentures, the Debtor has agreed to grant to the Secured Party, as collateral agent, a first priority lien and security interest in all of the Debtor’s Collateral (as defined in Section 2 of this Agreement), pursuant to the terms and conditions of the Debentures, the Subscription Agreement and this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor, Subscribers and the Secured Party hereby agree as follows:

1.    DEFINITIONS.

(a)    All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code (the “UCC” or “Code”) shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to the Secured Party and the Debtor pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

(b)    In addition to those capitalized terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Accounts” shall have such meaning as such term is defined in Article 9 of the UCC, shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (a) all present and future rights of the Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to the Debtor, including that arising from the sale, lease or exchange of goods or property by it and/or the performance of services by it (including, without limitation, any such obligation that might be characterized as an account, contract right, or general intangible under the UCC in effect in any jurisdiction) and all of the Debtor’s rights in, to, and under all purchase orders for goods, services, or other property, and all of the Debtor’s rights to any goods, services, or other property represented by any of the foregoing and all monies due to or to become due to the Debtor under all contracts for the sale, lease, or exchange of goods or other property and/or the performance of services by it (whether or not earned by performance on the part of the Debtor), in each case whether now in existence or hereafter arising or acquired, including, without limitation, the right to receive the proceeds of these purchase orders and contracts of the Debtor, (c) all rights of the Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by the Debtor to secure any of the foregoing, (e) all guaranties of. or indemnifications with respect to, any of the foregoing, and (f) all rights of the Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, rescission, reclamation and resale.

“Assigned Agreements” shall mean all rights of the Debtor under any agreement, now owned or hereafter acquired by the Debtor (together with any collateral or other security therefor existing at any time, the “Assigned Agreements”), including, without limitation, (1) all rights of the Debtor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (2) all rights of the Debtor to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to the Assigned Agreements, (3) all claims of the Debtor for damages arising out of or for breach of or default under the Assigned Agreements, and (4) all rights of the Debtor to enforce and terminate the Assigned Agreements, to performance by all obligors thereunder and to compel performance and otherwise exercise all rights and remedies thereunder.

“Collateral” shall have the meaning set forth in Section 2 below.

“Copyrights” shall mean all of the following: (1) all copyrights, works protectable by copyright, copyright registrations, and copyright applications of the Debtor, if any; (2) all renewals, extensions, and modifications thereof; (3) all income, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (4) the right to sue for past, present, or future infringements of any of the foregoing; (5) all other rights and benefits relating to any of the foregoing throughout the world: and (6) all goodwill associated with and symbolized by any of the foregoing; in each case, whether now owned or hereafter acquired by the Debtor.

“Documents” shall have such meaning as such term is defined in Article 9 of the UCC, and shall include, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by the Debtor.

“Equipment” shall have such meaning as such term is defined in Article 9 of the UCC, and, shall include, without limitation, each of the following whether now owned or hereafter acquired by the Debtor: all machinery, equipment, computers, computer hardware and software (whether owned or licensed), furniture, fixtures, tools, trade fixtures, trailers, rolling stock and vehicles and any and all additions, substitutions, and replacements of any of the foregoing, wherever located, all existing and future leasehold interests therein, together with all attachments, components, parts, equipment, and accessories installed thereon or affixed thereto.

“Event of Default” shall mean any failure to pay, perform or observe any covenant, provision, term or agreement of the Transaction Documents.

“General Intangibles” shall have such meaning as such term is defined in Article 9 of the UCC, and, shall include, and without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (1) all of the Debtor࿖s Trademarks, as defined herein, Patents, as defined herein,

Copyrights, as defined herein, Assigned Agreements, as defined herein, trade secrets, registrations, goodwill, processes, drawings, blueprints, franchises, licenses, whether as licensor or licensee (to the extent the granting of the Secured Party࿖s lien and Security Interest therein will not cause violate or constitute a default under or a termination of such licenses or result in the loss of the benefit of such licenses to the Debtor), permits, proprietary information, customer lists, designs, and inventions; (2) all of the Debtor࿖s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes, and all rights of the Debtor to retrieve data and other information from third parties; (3) all of the Debtor࿖s contract rights, partnership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (4) all rights of the Debtor to payment under letters of credit and similar agreements; (5) all tax refunds and tax refund claims of the Debtor, (6) all choses in action and causes of action of the Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of the Debtor. (7) all rights and claims of the Debtor under warranties and indemnities, (8) all rights of the Debtor under any insurance, surety, or similar contract or arrangement, and (9) existing and future leasehold interests in equipment, real estate and fixtures, and the right to sue for infringement and/or unauthorized use of any intangibles, chattel paper, documents, instruments, letters of credit, bankers࿖ acceptances and guaranties.

“Inventory” shall have such meaning, as such term is defined in Article 9 of the UCC, and shall include, without limitation, each of the following, whether now owned or hereafter acquired by the Debtor: (1) all goods and other personal property of the Debtor that are held for sale or lease or to be furnished under any contract of service; (2) all raw materials, work-in-process, finished goods, inventory, supplies and materials of the Debtor; (3) all wrapping, packaging, advertising, and shipping materials of the Debtor; (4) all goods that have been returned to, repossessed by or stopped in transit by the Debtor; and (5) all documents evidencing any of the foregoing.

“Miscellaneous Collateral” shall mean (a) all shares of stock acquired by the Debtor in any manner, and the certificates and all dividends, cash, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, in each case, whether now owned or hereafter acquired by the Debtor, (b) all indebtedness from time to time owed to the Debtor by any subsidiaries of the Debtor and the instruments evidencing such indebtedness, and all interest, cash, instruments, and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such indebtedness, in each case, whether now owned or hereafter acquired by the Debtor, (c) all deposit accounts or bank accounts owned or hereafter acquired by the Debtor, in each case, whether now owned or hereafter acquired by the Debtor, (d) all other goods and personal property of the Debtor of any kind or character, whether tangible or intangible and all interest of every kind and description held or possessed by Debtor in any real property or improvements to real property, including, without limitation, all fee ownership and/or leasehold interests (to the extent not prohibited by or requiring consent under Debtor' leases) in real property or improvements thereto, and (e) in each case, all such property whether now owned or hereafter acquired by the Debtor.

“Patents” shall mean all of the following: (1) all registered and unregistered patents, patent applications, and patentable inventions of the Debtor, if any, and all of the inventions and improvements described and claimed therein; (2) all continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part, or reissues of any of the foregoing; (3) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (4) the right to sue for past, present, and future infringements of any of the foregoing; (5) all other rights and benefits relating to any of the foregoing throughout the world; (6) all goodwill associated with any of the foregoing; in each case, whether now owned or hereafter acquired by the Debtor.

“Proceeds” shall mean, as such term is defined in Section 9.306 of the UCC, in cash or otherwise, and, in any event, shall include, but not be limited to: (1) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to the Debtor from time to time with respect to any of the property described herein, (2) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the property described herein by any governmental authority (or any person or entity acting, or purporting to act, for or on behalf of any governmental authority); (3) any and all proceeds arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including, without limitation, all claims of the Debtor against third parties for loss of, damage to or destruction of the property; (4) any and all other amounts from time to time paid or payable under or in connection with any of the property described herein and all products of the property described herein; and (5) all, liens security, rights, remedies and claims of the Debtor with respect thereto.

“Records” shall mean all of the Debtor's present and future books of account of every kind or nature, purchase and sale agreements, customer lists, marketing information, price lists, operating records, vendor and supplier price lists, sales literature, computer programs, print outs, computer data, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of the Debtor with respect to the foregoing maintained with or by any other Person).

“Security Interests” shall have the meaning set forth in Section 2 below.

“Secured Obligations” shall mean the collective reference to all obligations (except as limited herein) of the Debtor to the Secured Party under or in respect of the Debentures and related transactions, whether currently existing or hereafter incurred or created, including without limitation (1) due and punctual payment and performance of the Debentures, this Agreement and any other of the Loan Documents (exclusive of the Warrants and non-monetary obligations under the Registration Rights Agreement) including all principal, interest, collection costs, expenses and other amounts owing or payable from time to time under any such Loan Documents, (2) any additional or further amounts which, pursuant to the Loan Documents, may be deemed part of and/or added to the Secured Obligations,; and (3) the reimbursement of all reasonable costs incurred by the Secured Party to maintain, preserve and enforce such Loan Documents, collect these Secured Obligations and maintain and preserve the Collateral, including without limitation, the Secured Party’࿖s reasonable attorneys fees, disbursements and legal expenses, and all expenditures by Secured Party for taxes, insurance and repairs to and maintenance of the Collateral, in each case, whether arising before or after the commencement of any case with respect to the Debtor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case). The above shall be equally applicable to any renewals, reinstatements, restatements, modifications, amendments or extensions of any of the foregoing.

“Trademarks” shall mean all of the following: (1) all of the Debtor’s owned trademarks, trade names, mask words, corporate names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof; (2) all reissues, extensions and renewals thereof; (3) all income, royalties, damages, and payments now or hereafter relating to or payable under any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (4) the right to sue for past, present and future infringements of any of the foregoing; (5) all rights corresponding to any of the foregoing throughout the world; and (6) all goodwill associated with and symbolized by any of the foregoing; in each case, whether now owned or hereafter acquired by the Debtor.

“Transaction Documents” shall mean the Debentures, the Subscription Agreement, the Warrant, the Registration Rights Agreement and this Agreement, together with any and all documents related thereto, including Financing Statements.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided, however, that if by mandatory provisions of law, the perfection or effect of perfection or non-perfection of the Security Interest in any Collateral to which this Financing Statement relates is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, UCC means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

2.    THE SECURITY INTEREST. In order to secure the due and punctual payment and performance of all Secured Obligations owing to the Secured Party from time to time, the Debtor hereby grants, hypothecates, assigns, pledges, transfers and delivers to the Secured Party, a continuing lien and security interest in, and hereby assigns to the Secured Party, as collateral security, including that acquired with the proceeds of the Loan and the following described property and interests of the Debtor, whether now owned or hereafter acquired or existing, and all proceeds thereof and all substitutes, replacements and accessions thereto, wherever located:

(a)    all Accounts;

(b)    all Assigned Agreements;

(c)    all General Intangibles;

(d)    all Inventory;

(e)    all Equipment;

(f)    all Miscellaneous Collateral;

(g)    all Records;

(h)    all Documents;

(i)    all Proceeds;

(j)    all Copyrights;

(k)    all Patents; and

(l)    all Trademarks (the “Collateral”).

The pledge of the Collateral shall be referred to herein as the “Security Interest.”

3.    FILING; FURTHER ASSURANCES. The Debtor shall, at its expense, execute, file, record and deliver to Secured Party (in such manner and form as the Secured Party shall reasonably require) any financing statements and any other documents, necessary or appropriate to preserve, perfect, validate or protect the security interest granted to Secured Party hereunder against the claims of third parties. and shall cooperate with the Secured Party to cause the same to be duly filed in all places necessary to perfect the security interest of Secured Party in the Collateral. This shall include (a) all financing statements, (b) all carbon, photographic or other reproductions of financing statements or this Agreement (which shall be sufficient as a financing statement hereunder), (c) all endorsements to title to any vehicles or other Collateral as may be required in order to perfect the Security Interest therein, and (d) all specific assignments or other papers that may be necessary, or that the Secured Party may reasonably request, in order to create, preserve, perfect or validate any Security Interest or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral. In the event that any recording or re-filing thereof (or filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Security Interest, the Debtor, at its own cost and expense, shall cause the same to be re-recorded and/or re-filed at the time and in the manner requested by the Secured Party. The Debtor hereby authorizes the Secured Party to file or re-file any financing statements, continuation statements, and/or amended statements with respect to the Security Interest granted pursuant to this Agreement which at any time may be required or appropriate, although the same may have been executed only by Secured Party, and to execute such financing statement on behalf of the Debtor. In addition, in the event and to the extent that any of Collateral consists of or is represented by instruments or other evidences of ownership such as would require physical possession of same in order to perfect the Security Interest therein, the Debtor will promptly, at its expense, deliver same to the Secured Party, with any necessary endorsements thereon or powers annexed thereto.

4.    REPRESENTATIONS AND WARRANTIES OF THE DEBTOR. The Debtor hereby represents and warrants as follows:

(a)    The Debtor is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it may be bound. Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will violate any law or regulation, or any order or decree of any court or governmental authority, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Debtor is a party or by which the Debtor may be bound, or result in the creation or imposition of any lien, claim or encumbrance upon any property of Debtor.

(b)    The Debtor has the power to execute, deliver and perform the provisions of this Agreement and all instruments and documents delivered or to be delivered pursuant hereto, and has taken or caused to be taken all necessary or appropriate actions to authorize the execution, delivery and performance of this Agreement and all such instruments and documents.

(c)    The Debtor is the legal and equitable owner of the Collateral, subject to the interest therein granted to the Secured Party. The ownership by the Debtor of the Collateral is free and clear of all security interests, liens, claims and encumbrances of every kind and nature, except as otherwise disclosed herein and in the schedules to the Subscription Agreement and/or the Debentures, and except for security deposits, statutory liens, bankers’ liens and other immaterial encumbrances not securing indebtedness for borrowed money. The Debtor has taken all actions necessary under the UCC to perfect its interest in any accounts purchased by it or in which it otherwise has an interest, as against its assignors or creditors or its assigns.

(d)    No material default exists, and no event which with notice or the passage of time or both, would constitute a default under the Collateral by any party thereto, and there are no material offsets, claims or defenses against the obligations evidenced by the Collateral.

(e)    The Security Interest constitutes a valid and, upon delivery and filing of documents necessary to perfect the Secured Party’s security interest in the Collateral, perfected security interest in the Collateral securing the payment and performance of the Secured Obligations, in each case prior to all other liens and rights of others (except for permitted liens as described above).

(f)    That no financing statement covering the Collateral is on file in any public office, other than (i) financing statements in respect of any indebtedness which is being repaid out of the proceeds of the Loan (which financing statements are being terminated and released simultaneously with the funding of the Loan to the Debtor), and (ii) financing statements filed pursuant to this Agreement.

All representations and warranties of the Debtor contained herein shall survive the closing of this Agreement until termination of this Agreement under Section 14.

5.    COVENANTS OF THE DEBTOR. The Debtor hereby covenants and agrees as follows:

(a)    Protection of the Collateral. The Debtor shall defend the title to the Collateral against all claims and demands whatsoever. The Debtor shall keep the respective Collateral free and clear of all liens and security interests (except for the lien created herein and permitted liens as described above), charges, encumbrances, taxes and assessments, and shall pay all taxes, assessments and fees relating to the Collateral. Upon request by Secured Party, Debtor, at the Debtor’s expense, shall furnish further assurances of title, execute any further instruments and documents, and do any other acts, that Secured Party may reasonably request, necessary to effectuate the purposes and provisions of this Agreement, including, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce the rights and remedies hereunder with respect to any Collateral.

Debtor shall not further sell, exchange, assign, transfer or otherwise dispose of the Collateral. and shall not further encumber, hypothecate, mortgage, create a lien on or security interest in the Collateral, without the prior written consent of Secured Party in each instance except as otherwise permitted under the Debentures, the Subscription Agreement and/or this Agreement. The risk of loss of the Collateral at all times shall be borne by the Debtor.

(b)    The Debtor’s Obligation to Pay. The Debtor shall pay and perform the Debentures and the Debtor shall perform all of its Secured Obligations as the same may become due according to their terms. The Debtor shall reimburse to Secured Party, all expenses, including reasonable attorneys࿖ fees, incurred or paid in connection with establishing, perfecting, maintaining, protecting or enforcing any of the Secured Party’s rights and remedies hereunder, including in retaking, holding, preparing for sale or lease, or selling and leasing, and the like, the Collateral.

(c)    Place of Business. The Debtor will not, without giving the Secured Party 30 days prior written notice, change (i) the locations of its places of business and its chief executive office, or (ii) the locations where it keeps or holds any Collateral or records relating thereto, or (iii) its name, identity, or corporate structure in any manner. If any such change occurs, the Debtor shall, at its cost and expense, cooperate with the Secured Party and cause to be filed or recorded additional financing statements, amendments, or supplements to existing financing statements, continuation statements. or other documents required to be recorded or filed in order to perfect and protect the Security Interests.

(d)    Additional Documents. The Debtor will, from time to time, at its expense, execute, deliver, file, and record any statement, assignment, instrument, document, agreement, or other paper and take any other action (including, without limitation, any filings of financing or continuation statements under the UCC) that the Secured Party may from time to time reasonably determine to be necessary or desirable in order to create, preserve, perfect, confirm, or validate the Security Interests or to enable the Secured Party to obtain the full benefits of this Agreement, or to enable the Secured Party to exercise and enforce any of its rights, powers, and remedies hereunder with respect to any of the Collateral. To the extent permitted by law, the Debtor hereby authorizes the Secured Party to execute and file financing statements or continuation statements without the Debtor’s signature appearing thereon. The Debtor agrees that a carbon, photographic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement. The Debtor shall pay the costs of or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

(e)    Books/Records. The Debtor shall keep complete and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Secured Party may reasonably request in order to reflect the Security Interests.

(f)    Maintain Accounts. The Debtor shall use its commercially reasonable efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, delinquent Accounts, such Accounts to be collected in accordance with lawful collection procedures and the Debtor’s standard procedures) and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account, except that, unless an Event of Default has occurred and is continuing and the Secured Party is exercising its rights hereunder to collect Accounts, the Debtor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Debtor finds appropriate in accordance with prudent business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise, all in accordance with the Debtor’s ordinary course of business consistent with its historical practices. The costs and expenses (including, without limitation, attorney’s fees) of collection, whether incurred by the Debtor or the Secured Party, shall be borne by the Debtor.

(g)    Notice of Default. Upon the occurrence and during the continuance of any Event of Default, upon the request of the Secured Party, the Debtor will promptly notify (and the Debtor hereby authorizes the Secured Party so to notify) each account debtor in respect of any Account or Instrument that such Collateral has been assigned to the Secured Party hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Secured Party or any designee specified by the Secured Party.

(h)    Additional Information. The Debtor will, promptly upon request, provide to the Secured Party all information and evidence it may reasonably request concerning the Collateral, and in particular the Accounts, to enable the Secured Party to enforce the provisions of this Agreement.

(i)    Taxes and Assessments. The Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date that penalties may attach thereto or same become a lien on any of the Collateral, except to the extent that such taxes, assessments and charges shall be contested by the Debtor in good faith and through appropriate proceedings.

(j)    Material Loss. The Debtor will immediately notify the Secured Party of any event causing a material loss or diminution in the value of the Collateral, and the amount (or the Debtor’s best estimate of the amount) of such loss or diminution.

(k)    Applicable Law. The Debtor will not use any of the Collateral in violation of any applicable law.

(l)    Impairment of Collateral. Except to the extent permitted by this Agreement, Debtor shall not cause any reduction in the value of the Collateral or take any action which would reasonably be expected to imperil the prospect of the full performance or satisfaction of the Secured Obligations.

6.    RECORDS RELATING TO COLLATERAL. The Debtor will keep and maintain complete and accurate records concerning the Collateral, including the Accounts and all chattel paper included in the Accounts, at its principal executive office or at such other place(s) of business as the Secured Party may approve in writing. The Debtor will (a) faithfully hold and preserve such records and chattel paper, (b) permit representatives of the Secured Party, at any time during normal business hours, upon reasonable notice, and without undue material disruption of the Debtor’s’ business, to examine and inspect the Collateral and to make copies and abstracts of such records and chattel paper, and (c) furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may from time to time reasonably request.

7.    RELEASE OF COLLATERAL. The Debtor shall not sell, transfer, license or otherwise dispose of the Collateral, or any part thereof or any interest therein except in the ordinary course of business for fair value or as otherwise provided in the Subscription Agreement or the Debentures. If the Collateral, or any part thereof; is sold or otherwise disposed of in violation of these provisions, the Security Interest of the Secured Party shall continue in such Collateral or any part thereof notwithstanding such sale or other disposition, and Debtor will deliver any proceeds thereof to the Secured Party to be, at the option of the Secured Party, held as Collateral hereunder, and/or be applied to the Secured Obligations.

8.    GENERAL AUTHORITY.

(a)    In the event that the Secured Party shall at any time be required to take action to defend the Security Interests, or the Debtor shall fail to satisfy its obligations under this Agreement, then the Secured Party shall have the right, but shall not be obligated, to take such steps and make such payments as may be required in order to effect compliance, and the Secured Party shall have the right either to demand and receive immediate reimbursement from the Debtor for all costs and expenses incurred by the Secured Party in connection therewith, and/or to add such costs and expenses to the Secured Obligations.

(b)    The Debtor hereby irrevocably appoints the Secured Party the true and lawful attorney for the Debtor, with full power of substitution, in the name of the Debtor, the Secured Party or otherwise, for the sole use and benefit of the Secured Party, but at the Debtor’s’ expense, to the extent permitted by law to exercise, at any time and from time to time during the continuance of an Event of Default, any or all of the following powers with respect to any or all of the Collateral (which powers shall be in addition and supplemental to any powers, rights and remedies of the Secured Party described herein):

(i)    to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof; and

(ii)    to receive, take, endorse, assign and deliver any and all checks, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Secured Party in connection therewith; and

(iii)    to settle, compromise, discharge, extend, compound, prosecute or defend any action or proceeding with respect thereto; and

(iv)    to sell, transfer, assign or otherwise deal in or with same, or the proceeds or avails thereof, or any goods securing the Accounts, as fully and effectually as if the Secured Party were the absolute owner thereof; and

(v)    to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

(vi)    to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon.

Anything hereinabove contained to the contrary notwithstanding, the Secured Party shall give the Debtor not less than ten (10) days࿖ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Secured Party and the Debtor hereby agree that such notice constitutes “reasonable notification” within the meaning of Section 9-610 of the Code.

9.    REMEDIES UPON EVENT OF DEFAULT.

(a)    If any Event of Default shall have occurred and be continuing, the Secured Party may exercise all of the rights and remedies of a secured party under the Code (whether or not the Code is in effect in the jurisdiction where such rights and remedies are exercised) and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (a) apply the cash, if any, then held by it as Collateral in the manner specified in Section 11 hereof, and (b) if there shall be no such cash or if such cash shall be insufficient to pay all of the Secured Obligations in full, sell the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory. The Secured Party may require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party. Any holder of a Secured Obligation may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold on a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale) and thereafter hold same, absolutely free from any right or claim of the Debtor of whatsoever kind. The Secured Party is authorized, at any such sale, if it reasonably deems same to be advisable, to restrict the prospective bidders or purchasers of any of the Collateral which could be subject to federal or state securities laws to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral; and the Debtor hereby acknowledges that such restriction may result in a lower price being obtained for the subject Collateral, and the Debtor hereby waives any claim arising therefrom. Upon any such sale, the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.

(b)    Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of the Debtor of whatsoever kind (except for the rights of the Secured Party), including any equity or right of redemption of the Debtor. To the extent permitted by law, the Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any rule of law or statute now existing or hereafter adopted. and waives any requirement for the marshaling of any Collateral. The Secured Party shall give the Debtor not less than ten (10) days࿖ prior written notice of its intention to make any such public or private sale or sales at a broker’s board or on a securities exchange. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and in case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale. and such sale may be made at any time or place to which the same may be adjourned. In case of any࿖ sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof; but the Secured Party shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

(c)    The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof; under a judgment or decree of a court or courts of competent jurisdiction.

(d)    In the event that the Secured Party, after the occurrence of an Event of Default, does not exercise his/her/its rights under this Agreement within thirty (30) days thereof, then Subscribers representing a majority in interest of the total aggregate principal amount of the Loan shall have the right, upon five (5) days written notice to the Debtor, to appoint a substitute secured party at which time the Secured Party’s rights under this Agreement shall automatically be assigned to the new secured party without any further action of the Secured Party, the Subscribers and/or the Debtor. Upon the appointment of the substitute secured party, then the Secured Party executing this Agreement shall no longer have authority to enforce the provisions of this Agreement. For purposes of this Section 9(d), the Secured Party shall be excluded for purposes of calculating a majority in interest of the aggregate amount of the Loan.

10.    RIGHT OF SECURED PARTY TO USE AND OPERATE COLLATERAL. Upon the occurrence and during the continuance of any Event of Default and to the extent permitted by law, the Secured Party shall have the right and power, with or without legal process, to enter upon any or all of the Debtor’s premises. to take possession of all or any part of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to sell same in accordance herewith and/or hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Secured Party may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to the Collateral as the Secured Party may deem proper. In such case, the Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereof as the Secured Party shall deem proper, including the right to enter into any and all such agreements with respect to the leasing and/or operation of the Collateral or any part thereof as the Secured Party may see fit; and the Secured Party shall be entitled to collect and receive all profits, fees, revenues and other income of the same and every part thereof. Such profits, fees, revenues and other income shall be applied to pay the expenses of holding the Collateral and of conducting the business thereof, and of all alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof; and all other payments which the Secured Party may be required or authorized to make under any provision of this Agreement (including legal costs and reasonable attorneys fees). The remainder of such profits. fees, revenues and other income shall be applied in accordance with Section 11 below, and, unless otherwise provided or required by law or by a court of competent jurisdiction, any surplus shall be paid over to the Debtor.

11.    APPLICATION OF COLLATERAL AND PROCEEDS. The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order:

(a)    First, to the costs and expenses of the sale;

(b)    Second, to the reasonable attorneys’ fees and expenses incurred by the Secured Party with respect to the enforcement of its rights under this Agreement;

(c)    Third, to the payment of the Secured Obligations; and

(d)    Fourth, the surplus proceeds, if any, to the Debtor or whomever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

12.    EXPENSE; SECURED PARTY’S LIEN. The Debtor will forthwith pay:

(a)    the amount of any taxes or other charges which the Secured Party may have been required to pay by reason of the Security Interests (including any applicable transfer taxes) or to free any of the Collateral from any lien thereon; and

(b)    the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any agents not regularly in its employ, which the Secured Party may incur in connection with (i) the collection, sale or other disposition of any of the Collateral, (ii) the exercise by the Secured Party of any of the powers conferred upon it hereunder, and/or (iii) any default on the Debtor’s’ part hereunder.

13.    SECURITY INTEREST ABSOLUTE. All rights of the Secured Party hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional irrespective of:

(a)    any lack of validity or enforceability of the Transaction Documents or the Secured Obligations or any other agreement or instrument relating to the Transaction Documents or the Secured Obligations;

(b)    any change in the time, manner or place of payment of. or in any other term of; the Transaction Documents or the Secured Obligations, or any renewal, modification, reinstatement, restatement or extension of the Transaction Documents or the Secured Obligations or any other amendment or waiver of or any consent to any departure from this Agreement or any other agreement or instrument;

(c)    any sale, exchange, release or non-perfection of any of the Collateral; or

(d)    any other circumstance that might otherwise constitute a defense available to, or a discharge of the Debtor in respect of any Transaction Documents or the Secured Obligations.

14.    TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL. Upon the indefeasible payment in full of all Secured Obligations (other then indemnity obligations as to which no claim has theretofore been asserted), the Security Interests shall terminate and all rights in the Collateral shall revert to the Debtor. Upon any such termination of the Security Interests or release of Collateral, the Secured Party will, at the Debtor’s expense, execute and deliver to the Debtor such termination statements and other documents as the Debtor shall reasonably request to evidence and give effect to the termination of the Security Interests or the release of such Collateral, as the case may be.

15.    NOTICES. All notices, demands and other communications hereunder shall be given or made to the Debtor, the Subscribers and the Secured Party in the manner set forth in the Subscription Agreement.

16.    AMENDMENTS AND WAIVERS. The Transaction Documents represent the final agreement agreed to by the parties. No amendment or waiver of any provision of the Transaction Documents, and no consent by Secured Party or Subscribers to any breach thereof by Debtor shall in any event be effective unless the same shall be in writing and signed by the Secured Party, Subscribers, Debtor and, if appropriate, any guarantor of any Secured Obligation, and then such waiver or consent shall be effective only for the specific purpose for which given. No course of dealing between Debtor, any guarantor of any Secured Obligation and Secured Party in exercising any rights or remedies in the Transaction Documents shall operate as a waiver or preclude the exercise of any other rights or remedies in the Transaction Documents. All such rights and remedies shall continue unimpaired, notwithstanding any delay, extension of time renewal, compromise or other indulgence granted with respect to any of the Secured Obligations. Debtor hereby waives all notice of any such delay, extension of time, renewal, compromise or indulgence, and consents to be bound thereby as fully and effectually as if Debtor expressly had agreed thereto in advance. The Debentures may be negotiated without releasing Debtor or the Collateral. The remedies in this Agreement are cumulative and are not exclusive of any other remedies provided by law, in equity or otherwise.

17.    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)    This Agreement shall (irrespective of where it is executed, delivered and/or performed) be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of law) as applied to contracts executed and performed in the State of New York,

(b)    The Debtor hereby consents to the jurisdiction of all courts sitting in the State of New York, and of all courts from which an appeal therefrom may be taken, with respect to any action or proceeding relating to this Agreement or any related transactions. THE DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING, AND CONSENTS THAT THE SECURED PARTY MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE DEBTOR WITH RESPECT TO JURISDICTION AND THE WAIVER OF THE RIGHT TO JURY TRIAL.

18.    NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Secured Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

19.    BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. The Secured Party may assign this Agreement, and if assigned, the assignee shall be entitled, upon notifying Debtor. to the payment and performance of all of the agreements of Debtor hereunder and to all of the rights and remedies of Secured Party hereunder. The gender and number used in this Agreement are used for reference term only and shall apply with the same effect whether the parties are masculine, feminine, neuter, singular or plural.

20.    CONTINUING SECURITY INTEREST; ASSIGNMENTS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until termination as provided herein, (ii) be binding upon Debtor, the Secured Party and their respective successors and assigns. and (iii) inure, together with the rights, powers and remedies of Debtor and the Secured Party hereunder, to the benefit of Debtor, the Secured Party and their respective successors, transferees and permitted assigns, as the case may be.

21.    USURY. All agreements between Debtor and the Secured Party, whether now existing or hereafter arising and whether written or oral; are hereby limited so that in no contingency, whether by reason of acceleration of the final maturity date, as that term is defined in the Debentures, or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to the Secured Party exceed the maximum amount permissible under the laws of the State of New York (hereinafter the “Applicable Law࿖). If, from any circumstance whatsoever, interest would otherwise be payable in excess of the maximum amount permissible under the Applicable Law, the interest payable shall be reduced to the maximum amount permissible under the Applicable Law, and if from any circumstance the Secured Party or any holder of Debentures shall ever receive anything of value deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal of the Secured Obligations and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal of the Secured Obligations, such excess shall be refunded to the party making such payment. All interest paid or agreed to be paid to the Secured Party shall, to the extent permitted by the Applicable Law, be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under the Applicable Law. The Secured Party expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under the Applicable Law. This paragraph shall control all agreements between Debtor and the Secured Party.

22.    MULTIPLE COUNTERPARTS. This Agreement may be executed in separate or multiple counterparts by the parties. and all of such counterparts shall be considered as one and the same instrument notwithstanding the fact that various counterparts are signed by only one or more of the parties, and all of such Agreements shall be deemed but one and the same Agreement.

23.    SEVERABILITY. If any provision hereof is held invalid or unenforceable in any jurisdiction, such provision shall (for purposes of enforcement in such jurisdiction only) be reduced in scope and effect to the extent necessary to render same enforceable, and the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party.

24.    HEADINGS. The captions and Section headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning or interpretation of any provision hereof.

25.    ASSIGNMENT. Except as set forth in Section 9(d), this Agreement may not be assigned by the Debtor without the Secured Party’s prior written consent, but shall otherwise be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

26.    CONTROLLING INSTRUMENT. In the event any provision of this Agreement conflicts with any provision of the Debentures, the provision of the Debentures shall be controlling.

[Signatures on following page]

IN WITNESS WHEREOF, this Security Agreement has been executed by the parties hereto as of the date first set forth above.

SECURED PARTY:

By:

Name:

SUBSCRIBER:

By:

Name:

DEBTOR:

ODYNE CORPORATION
a Delaware corporation

By:

Name:
Title:

ODYNE CORPORATION
a New York corporation

By:

Name:
Title: